Exhibit 99.1

Optex Systems Holdings, Inc. Announces Financial Highlights for the Year Ended September 28, 2025

RICHARDSON, Texas, December 17, 2025 – Optex Systems Holdings, Inc. (Nasdaq: OPXS), a leading manufacturer of precision optical sighting systems for domestic and worldwide military and commercial applications, announced financial results for the year ended September 28, 2025.

Danny Schoening, CEO of Optex Systems Holdings, Inc., commented, “It’s been an exciting year for Optex. A 21.6% increase in revenue drove strong results across both the income statement and balance sheet, while also reducing our net inventory position in line with our prior commitments. Significant contract wins, along with continued investment in equipment and personnel, have strengthened the company. As a result, our employees, customers, and shareholders are all well positioned for the future.”

Our total revenues increased by $7.3 million, or 21.6% in fiscal year 2025 compared to fiscal year 2024. The Optex Richardson segment realized a $5.6 million, or 30.8%, increase in revenue and the Applied Optics Center segment realized an increase of $1.8 million, or 11.1%, in revenue compared to the prior fiscal year. The increase in revenue at Optex Richardson was primarily driven by a 56% increase production throughput on our periscope line whereas the Applied Optics Center increase was driven by higher customer demand for military products, partially offset by lower customer demand in optical assemblies.

Gross profit increased by $2.5 million to $12.1 million in fiscal year 2025 as compared to $9.5 million in fiscal year 2024. Gross margin for the year ended September 28, 2025 was 29.2% of revenue as compared to a gross margin of 28.0% of revenue for the year ended September 29, 2024. The increased gross profit as compared to the prior year is primarily driven by higher revenue and product mix changes combined with improved manufacturing overhead rates as the fixed overhead costs are spread across a significantly higher revenue base.

For the year ended September 28, 2025, we recorded operating income of $7.1 million as compared to operating income of $4.8 million during the year ended September 29, 2024. The $2.3 million increase in operating income is primarily due to increased gross profit of $2.5 million, offset by an increase of $0.2 million in general and administrative spending.

During the year ended September 28, 2025, we recorded net income applicable to common shareholders of $5.1 million as compared to net income applicable to common shareholders of $3.8 million during the year ended September 29, 2024. The $1.3 million increase in net income is primarily attributable to increased operating income of $2.3 million, offset by ($0.8) million in asset impairment for our Speedtracker product line acquisition and increased federal income tax expense of $0.2 million.

Our key performance measures for year ended September 28, 2025 and September 29, 2024 are summarized below.

	(Thousands)
	Twelve months ended
Metric	Sept 28, 2025	Sept 29, 2024	% Change

Revenue	$41,337	$33,995	21.6%

Gross Profit	$12,057	$9,529	26.5%

Gross Margin %	29.2%	28.0%	4.3%

Operating Income	$7,132	$4,821	47.9%

Net Income	$5,147	$3,768	36.6%

Adjusted EBITDA (non-GAAP)	$8,030	$5,733	40.1%

Our Adjusted EBITDA increased by $2.3 million to $8.0 million during the twelve months ended September 28, 2025 as compared to $5.7 million during the twelve months ended September 29, 2024. The increase in EBITDA is primarily driven by increased revenue and gross profit.

The table below summarizes our twelve-month operating results for the periods ended September 28, 2025 and September 29, 2024, in terms of both the GAAP net income measure and the non-GAAP Adjusted EBITDA measure. We believe that including both measures allows the reader better to evaluate our overall performance.

	(Thousands) Twelve months ended
	September 28, 2025	September 29, 2024

Net Income — GAAP	$5,147	$3,768
Add:
Federal Income Tax Expense	1,204	1,006
Asset Impairment	804	-
Depreciation & Amortization	515	487
Stock Compensation	383	425
Interest (Income) Expense	(23)	47
Adjusted EBITDA - Non GAAP	$8,030	$5,733

Adjusted EBITDA has limitations and should not be considered in isolation or a substitute for performance measures calculated under GAAP. This non-GAAP measure excludes certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate Adjusted EBITDA differently than we do or may not calculate it at all, which limits the usefulness of Adjusted EBITDA as a comparative measure.

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During the twelve months ended September 28, 2025, the Company booked $36.2 million in new orders, representing a 0.5% decrease from the prior year period orders of $36.4 million. The orders for the most recently completed twelve months consist of $21.3 million for our Optex Richardson segment and $14.9 million attributable to the Applied Optics Center segment. We believe a portion of the reduced demand is related to the delay in the award of ARC III Abrams replenishment contracts to the prime contractors, as well as the delay in award for the BNVG Night Vision Goggle program, both of which were expected during the 2025 fiscal year combined with the delay in passing the annual congressional appropriations bill by the U.S. government.

From October 1, 2025 to November 12, 2025, the federal government of the United States was in a shutdown as Congress failed to pass appropriations legislation for the 2026 fiscal year. On November 10, 2025, Congress passed a continuing resolution (“CR”), which funds the government at existing spending levels through January 30, 2026, by which time the legislature must approve the annual appropriations bill or an additional CR to avoid another government shutdown. As a result of the 2025 government shutdown and CR through January 2026, the Company has experienced a slow-down of contract awards. While we are unable to predict the outcome past January 2026, we anticipate the funding delays may affect our revenue during the second through fourth quarters of fiscal year 2026.

As of September 28, 2025, Optex Systems Holdings had working capital of $21.1 million, as compared to $15.1 million as of September 29, 2024. During the twelve months ended September 28, 2025, we generated operating cash of $6.9 million, primarily driven by increased net income of $5.1 million, non-cash expenses of $1.7 million for depreciation and amortization, asset impairment and stock compensation, and all other changes in other working capital of $0.1 million. During the twelve months ended September 28, 2025, we paid $1.0 million against the credit facility and purchased capital assets of $0.5 million.

At September 28, 2025, the Company had $6.4 million in cash and no balance outstanding on its $3.0 million revolving credit line. As of September 28, 2025, our outstanding accounts receivable balance was $4.6 million, which has been collected during the first quarter of fiscal year 2026. During the first quarter of 2025, we paid $1.0 million against our credit facility bringing the balance to zero.

The Company plans to spend $2.4 million in capital investment over the next twelve months to expand its current capacity as well as develop new capabilities to expand into adjacent markets. Obsolete equipment will be replaced with new or upgraded systems to reduce downtime and drive capacity improvements for both Optex Richardson and the Applied Optics Center. Also, new capabilities will be required to support new product lines at AOC, as well as support the increased focus on research and rapid prototype development at Optex Richardson.

On December 4, 2025, Mr. Schoening notified the Company that he intends to resign, effective as of the Effective Date, from the position of Chief Executive Officer of the Company. Mr. Schoening will remain on the Board of Directors of the Company (“the “Board”), will continue to serve in the position of Chairman of the Board, and will continue to serve as the Company’s Facilities Security Officer.

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In response to the notification by Danny Schoening that he intends to resign from the position of Chief Executive Officer of the Company, effective as of December 20, 2025 (the “Effective Date”), on December 5, 2025, the Board appointed Chad George, the Company’s President, to assume the additional role of Chief Executive Officer to fill the vacancy left by Mr. Schoening, effective as of the Effective Date.

Mr. George, 48, has served as President of the Company since August 11, 2025. Previously, he spent 20 years in senior operations and supply chain roles in the defense sector. Between January 2022 and August 2025, he served as Vice President of Operations and Supply Chain at Leonardo DRS, where he played a key role in streamlining production processes and enhancing strategic sourcing capabilities. He also worked as Factory Manager and Operations Leader at Raytheon from April 2009 through March 2021. He holds a Bachelor’s Degree in Industrial Engineering from Oklahoma State University and a Master of Business Administration from the University of Texas at Dallas.

Highlights of the Consolidated and Segment Results of Operations have been prepared in accordance with GAAP. These financial highlights do not include all information and disclosures required in the consolidated financial statements and footnotes and should be read in conjunction with our Annual Report on Form 10-K for the twelve months ended September 28, 2025 filed with the SEC on December 17, 2025.

Optex Systems Holdings, Inc.

Consolidated Balance Sheets

	(Thousands, except share and per share data)
	September 28, 2025	September 29, 2024

ASSETS

Cash and Cash Equivalents	$6,389	$1,009
Accounts Receivable, Net	4,569	3,764
Inventory, Net	14,322	14,863
Contract Asset	142	219
Prepaid Expenses	285	217

Current Assets	25,707	20,072

Property and Equipment, Net	1,427	1,292

Other Assets
Deferred Tax Asset	1,199	947
Intangibles, net	-	951
Right-of-use Asset	1,700	2,233
Security Deposits	23	23

Other Assets	2,922	4,154

Total Assets	$30,056	$25,518

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	$1,525	$1,177
Credit Facility	-	1,000
Operating Lease Liability	645	638
Federal Income Taxes Payable	87	74
Accrued Expenses	1,634	1,258
Accrued Selling Expense	141	237
Accrued Warranty Costs	162	52
Contract Loss Reserves	132	259
Customer Advance Deposits	234	255

Current Liabilities	4,560	4,950

Other Liabilities
Operating Lease Liability, net of current portion	1,205	1,760

Total Liabilities	5,765	6,710

Commitments and Contingencies

Stockholders’ Equity
Common Stock – ($0.001 par, 2,000,000,000 authorized, 6,920,658 and 6,873,938 shares issued and outstanding, respectively)	7	7
Additional Paid in Capital	21,801	21,465
Retained Earnings (Accumulated Deficit)	2,483	(2,664)

Stockholders’ Equity	24,291	18,808

Total Liabilities and Stockholders’ Equity	$30,056	$25,518

The accompanying notes in our Annual Report on Form 10-K for the twelve months ended September 28, 2025 filed with the SEC on December 17, 2025 are an integral part of these financial statements.

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Optex Systems Holdings, Inc.

Consolidated Statements of Income

	(Thousands, except share and per share data)
	Twelve months ended
	September 28, 2025	September 29, 2024

Revenue	$41,337	$33,995

Cost of Sales	29,280	24,466

Gross Profit	12,057	9,529

General and Administrative Expense	4,925	4,708

Operating Income	7,132	4,821

Other Expenses
Asset Impairment	804	-
Interest (Income) Expense, net	(23)	47
Other Expenses	781	47

Income Before Taxes	6,351	4,774

Income Tax Expense, net	1,204	1,006

Net income applicable to common shareholders	$5,147	$3,768

Basic income per share	$0.75	$0.56

Weighted Average Common Shares Outstanding - basic	6,865,280	6,762,145

Diluted income per share	$0.74	$0.55

Weighted Average Common Shares Outstanding - diluted	6,923,657	6,833,274

The accompanying notes in our Annual Report on Form 10-K for the twelve months ended September 28, 2025 filed with the SEC on December 17, 2025 are an integral part of these financial statements.

ABOUT OPTEX SYSTEMS

Optex, which was founded in 1987, is a Richardson, Texas based ISO 9001:2015 certified concern, which manufactures optical sighting systems and assemblies, primarily for Department of Defense (DOD) applications. Its products are installed on various types of U.S. military land vehicles, such as the Abrams and Bradley fighting vehicles, Light Armored and Armored Security Vehicles, and have been selected for installation on the Stryker family of vehicles. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights, and night vision optical assemblies. Optex delivers its products both directly to the military services and to prime contractors. For additional information, please visit the Company’s website at www.optexsys.com.

Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the products and services described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” and similar expressions.

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These forward-looking statements represent our expectations, beliefs, intentions or strategies concerning future events, including, but not limited to, any statements regarding growth strategy; product and development programs; financial performance and financial condition (including revenue, net income, profit margins and working capital); customer demand; orders and backlog; expected timing of contract deliveries to customers and corresponding revenue recognition; increases in the cost of materials and labor; costs remaining to fulfill contracts; contract loss reserves; labor shortages; follow-on orders; supply chain challenges; the continuation of historical trends; the sufficiency of our cash balances for future liquidity and capital resource needs; the expected impact of changes in accounting policies on our results of operations, financial condition or cash flows; anticipated problems and our plans for future operations; and the economy in general or the future of the defense industry.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs and military spending, the timing of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, changes in spending due to policy changes in any new federal presidential administration, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, changes in the market for microcap stocks regardless of growth and value and various other factors beyond our control.

You must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. The Company does not assume the obligation to update any forward-looking statement. You should carefully evaluate such statements in light of factors described in the Company’s filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. In various filings the Company has identified important factors that could cause actual results to differ from expected or historic results. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete list of all potential risks or uncertainties.

Contact:

IR@optexsys.com

1-972-764-5718

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